UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

uBid.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)
8725 W. Higgins Road, Suite 900 Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer.

On September 20, 2007, Robert H. Tomlinson, Jr. resigned as President and Chief Executive Officer of uBid.com Holdings, Inc. (the “Company”) effective as of the close of business on September 20, 2007. Mr. Tomlinson also resigned as a member of the Board of Directors of the Company.

Election of New Chief Executive Officer.

Effective September 21, 2007, the Company’s Board of Directors elected Jeffrey D. Hoffman Chief Executive Officer of the Company. Also effective September 21, 2007, the Company elected Mr. Hoffman as a director of the Company to fill the vacancy created by the resignation of Mr. Tomlinson, with a term ending at the next election of directors.

Mr. Hoffman, age 46, most recently served as Chief Executive Officer of Black Sky Entertainment, Inc. a privately held media and technology company. Prior to this, he was President and Chief Executive Officer of Priceline.com’s eCommerce division.

The Company entered into an Employment Agreement with Mr. Hoffman dated September 21, 2007 (the “Employment Agreement”) providing that the Company shall employ Mr. Hoffman as its Chief Executive Officer commencing September 21, 2007 and terminating on the day which is the second anniversary of the Employment Agreement, unless earlier terminated by either the Company or Mr. Hoffman. If the Employment Agreement remains in effect at the second anniversary therof, it shall automatically renew itself and continue in full force and effect from year to year. The following summary of the Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the actual Employment Agreement filed as an Exhibit to this Form 8-K.

Base Salary. The Company has agreed to pay Mr. Hoffman an annual base salary, less required and authorized deductions and withholding, of $350,000 during the first twelve (12) months of his employment. Thereafter Mr. Hoffman’s base salary shall annually be reviewed and adjustments, if any, shall be determined by the Board of Directors in its sole discretion.

Annual Performance Bonus. Mr. Hoffman will be entitled to an annual performance bonus with a targeted amount equal to 75% of Mr. Hoffman’s annual base salary and a maximum payout in an amount not to exceed 100% of his annual base salary (or pro-rata portion thereof in the case of a period of less than twelve (12 months) based on an evaluation conducted by the Board of Directors of Mr. Hoffman’s performance and the operating performance of the Company during the fiscal year to which the performance bonus pertains based on established targets which shall be established by the Board of Directors within forty-five (45) days of September 21, 2007.

Equity Awards. Pursuant to the Employment Agreement, the Company agreed to grant to Mr. Hoffman the following equity awards:

•
an incentive stock option under the Company’s 2005 Equity Incentive Plan for the purchase of two hundred fifty thousand (250,000) shares of the Company’s common stock at a price equal to the fair market value of the Company’s stock on the date of grant and vesting in three (3) equal installments on the first, second and third anniversaries of the date of grant. The Company’s Board of Directors granted this option effective September 21, 2007 with an exercise price of $1.14 per share.

•
a non-qualified stock option under the Company’s 2005 Equity Incentive Plan for the purchase of three hundred fifty thousand shares (350,000) shares of the Company’s common stock at a price equal to the fair market value of the Company’s stock on the date of grant and vesting in three (3) equal installments on the first, second and third anniversaries of the date of grant. The Company’s Board of Directors granted this option effective September 21, 2007 with an exercise price of $1.14 per share.

Benefits. In addition to the equity based awards described above, the Employment Agreement provides for other benefits to Mr. Hoffman including the following:

•
Subject to the terms and conditions of such plans and programs, Mr. Hoffman shall be entitled to participate in the various employee benefit plans and programs applicable to executive employees of the Company, including, but not limited to incentive, savings, retirement (401(k)), and welfare benefit plans, including without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans.

•
Mr. Hoffman shall be entitled during each full calendar year in which the Employment Agreement remains in effect to four (4) weeks (20 business days) of paid vacation time, and a pro rata portion thereof for any partial calendar year of employment.

•
The Company will reimburse Mr. Hoffman for all reasonable and documented business expenses, including, without limitation, Mr. Hoffman’s travel-related expenses for his travel to the Chicago area prior to his establishing a personal residence in the Chicago area.

•	Mr. Hoffman shall also participate in the Company’s performance share award plan.

Real Estate Provisions. Pursuant to the Employment Agreement, Mr. Hoffman has agreed to move his residence to within fifty (50) miles of the Company’s headquarters by September 21, 2008 and the Company has agreed to pay certain expenses and compensation to Mr. Hoffman in connection with the move. Specifically, the Company has agreed to:

•	pay for coach round-trip airfare, lodging and car rental for Mr. Hoffman while on up to three (3) house-hunting trips to the Chicago area;

•	pay for and arrange the pack and move of Mr. Hoffman’s household goods through one of the Company’s preferred carriers;

•	pay for the transport of up to two (2) of Mr. Hoffman’s personal vehicles to the Chicago area; and

•
pay for up to six (6) months of temporary living expenses in corporate housing/apartment determined by Mr. Hoffman and the Company while Mr. Hoffman secures a permanent place of residence in the Chicago area.

The Company has also agreed to pay Mr. Hoffman a relocation allowance equal to one (1) month’s salary, less applicable payroll taxes. This is to cover miscellaneous personal costs associated with relocation that are not specifically covered in the categories set forth above.

Termination and Severance. The Company may terminate the Employment Agreement at any time either with or without “Cause,” which is defined to mean a determination that;

•	the continued failure of Mr. Hoffman to substantially perform his material duties to and responsibilities for the Company (other than any such failure resulting from a disability);

•	the conviction of, or plea of guilty or nolo contendere to a felony; or

•
fraud, dishonesty, competition with the Company, unauthorized use of any of the Company’s or any subsidiary’s trade secrets or confidential information, a material breach of the Company’s policies or codes of conduct, a willful or material breach of any agreement between Mr. Hoffman and the Company, including the Employment Agreement, or gross misconduct which is materially and demonstratively injurious to the Company.

Mr. Hoffman may terminate the Employment Agreement at any time either with or without “Good Reason,” which is defined to include a notice of resignation within five (5) business days following the occurrence of any of the following events without Mr. Hoffman’s consent and which is not cured within ten (10) business days of the Company’s receipt of Mr. Hoffman’s notice of intent to resign for Good Reason:

•	the assignment of duties and responsibilities that are inconsistent with and reflect a substantial diminution in the duties and responsibilities assumed by Mr. Hoffman;

•	the Company’s material breach of the Employment Agreement;

•	a relocation of the Company’s principal executive offices to a location that is greater than fifty (50) miles from its current location; or

•	a reduction in Mr. Hoffman’s base salary or a material reduction in other benefits, other than reductions generally applicable to executives of the Company.

If Mr. Hoffman resigns without Good Reason, he is required to provide at least thirty (30) days advance written notice to the Company.

If the Company terminates the Employment Agreement without Cause, or Mr. Hoffman resigns his employment with Good Reason, the Company is obligated to pay Mr. Hoffman (A) one (1) year of his then current base salary, payable in twenty-four (24) equal semi-monthly installments, (B) COBRA premiums for a period not to exceed twelve (12) months and (C) any compensation and benefits owed at the date of termination. If, however, following the three (3) month anniversary of his termination date, Mr. Hoffman has already secured or secures other employment, self employment or a consulting position, the remaining severance amount payable by the Company shall be offset and reduced by such other cash compensation that Mr. Hoffman earns through other employment or consulting arrangements during the severance period hereunder.

Change of Control. If Mr. Hoffman’s employment is terminated by the Company or its successor without Cause or by Mr. Hoffman by resignation with Good Reason upon or within twelve (12) months following a “Change in Control,” as that term is defined by the Employment Agreement, Mr. Hoffman is entitled to receive from the Company or its successor (A) one (1) year of his then current base salary, payable in twenty-four (24) equal semi-monthly installments, (B) COBRA premiums for a period not to exceed twelve (12) months and (C) any other compensation and benefits owed at termination of employment.

Noncompetition; Confidentiality; Assignment of Inventions. The Employment Agreement prohibits Mr. Hoffman from certain competitive activities during the term of his employment and for a period of one (1) year after termination of his employment, including taking a position as an officer, director, advisor, consultant or employee of certain businesses that are deemed competitors of the Company. The Employment Agreement also includes provisions requiring Mr. Hoffman to maintain the confidentiality of the Company’s confidential information and obligating Mr. Hoffman to assign “Inventions,” as that term is defined by the Employment Agreement, to the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit 10.1	Employment Agreement by and between uBid.com Holdings, Inc. and Jeffrey D. Hoffman dated September 21, 2007.

	Exhibit 10.2	Incentive Stock Option Agreement by and between uBid.com Holdings, Inc. and Jeffrey H. Hoffman dated September 21, 2007.

	Exhibit 10.3	Nonqualified Stock Option Agreement by and between uBid.com Holdings, Inc. and Jeffrey H. Hoffman dated September 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2007

UBID.COM HOLDINGS, INC.

By:	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr. Vice President, Finance

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:		Commission File No.:
September 20, 2007		000-50995

UBID.COM HOLDINGS, INC.

EXHIBIT NO.	ITEM

Exhibit 10.1	Employment Agreement by and between uBid.com Holdings, Inc. and Jeffrey D. Hoffman dated September 21, 2007.

Exhibit 10.2	Incentive Stock Option Agreement by and between uBid.com Holdings, Inc. and Jeffrey H. Hoffman dated September 21, 2007.

Exhibit 10.3	Nonqualified Stock Option Agreement by and between uBid.com Holdings, Inc. and Jeffrey H. Hoffman dated September 21, 2007.